UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 20, 2005

FIRSTBANK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-14209 (Commission File Number)	38-2633910 (IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan (Address of principal executive office)	48801 (Zip Code)

Registrant’s telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 2.02 Results of Operations and Financial Conditions

On January 20, 2005, Firstbank Corporation issued a press release announcing results for the fourth quarter of 2004 and full year 2004 results. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9.01 Financial Statements and Exhibits

      (c)   Exhibit

              99.1 Press Release Dated January 20, 2005.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 20, 2005	FIRSTBANK CORPORATION (Registrant) By: /s/ Samuel G. Stone ——————————————— Samuel G. Stone Executive Vice President and CFO

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EXHIBIT INDEX

      99.1     Press Release Dated January 20, 2005

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EXHIBIT 99.1

FOR IMMEDIATE RELEASE		NEWS RELEASE
Date Submitted: NASDAQ Symbol:	January 20, 2005 FBMI	Contact:	Samuel G. Stone Executive Vice President and Chief Financial Officer (989) 466-7325

FIRSTBANK CORPORATION ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2004 RESULTS

Highlights Include:
•	Earnings per share (diluted) of $0.45 for the fourth quarter of 2004, up 9.8% from year-ago, and earnings per share (diluted) of $1.79 for full year 2004
•	Positive impacts on earnings per share and return on equity from capital management strategies
•	Continuing loan and deposit growth
•	Continuing strong asset quality and capital ratios

Alma, Michigan (FBMI) — Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation announced earnings per share of $0.45, up 9.8% from $0.41 for the fourth quarter of 2003. Net income of $2,455,000 for the quarter ended December 31, 2004, compared to $2,513,000 for the quarter ended December 31, 2003, a decrease of 2.3%. Earnings per share benefited from Firstbank’s 600,000 share common stock self tender offer which was completed in August of 2004. While this type of capital management strategy improves earnings per share and return on equity, the impacts on net income and return on assets are negative. Returns on average assets and average equity for the fourth quarter of 2004 were 1.21% and 13.5%, respectively, compared with 1.30% and 11.7%, respectively, in the fourth quarter of 2003. Earnings in the fourth quarter of 2004 included the effect of several non-cash adjustments to the balance sheet as explained further below. The net effect of these adjustments was to increase net income by just $45,000 and increase earnings per share by less than $0.01. All per share amounts are fully diluted amounts and have been adjusted to reflect the 5% stock dividend paid in December 2004.

For full year 2004, net income of $10,358,000 compared to $12,056,000 for 2003, a decrease of 14.1%. Earnings per share were $1.79, down a smaller 9.1% from $1.97 for 2003 due to the reduction in shares outstanding. Returns on average assets and average equity for 2004 were 1.32% and 13.0%, respectively, compared with 1.58% and 14.5%, respectively, in 2003. Earnings in 2003 were bolstered by unusually strong mortgage refinances.

Growth in Firstbank’s balance sheet continued as total assets exceeded the $800 million mark for the first time. Total portfolio loans grew 0.6% in the fourth quarter of 2004 and were 5.6% above the level at December 31, 2003. Commercial and commercial real estate loans increased 6.4% above the year-ago level, and residential mortgage loans increased 12.9%. Total deposits as of December 31, 2004, were 6.3% above the year-ago level, and non-interest bearing deposits increased 3.8% over this time period.

Firstbank’s net interest margin, at 4.52% in the fourth quarter of 2004, increased 0.08% from the 4.44% level achieved in the third quarter of 2004 and compared to 4.51% in the fourth quarter of 2003. Benefit from increases in the prime rate was partially offset by the interest cost of funds used to repurchase shares in the self tender offer and by increases in rates on other funding sources.

Mr. Sullivan stated, “The most significant accomplishments of 2004 were the completion of our tender offer, the issuance of our trust preferred securities, and the re-focusing of our efforts on traditional lending and deposit services to customers in our markets. Following the end of the mortgage re-finance boom, we were able to achieve reasonably good loan growth in an environment that showed only modest economic growth. Also notable, our asset quality measures have remained very good. We had positive developments and pay downs associated with a small number of credits in the first and third quarters of the year. These developments required us to reduce reserves related to those specific loans and added to our net income. With our people re-focused on core products and services, we are poised to benefit from a continuing economic recovery. We have experienced some improvement in our net interest margin due to a rising prime rate, and we expect to see further increases in our net interest margin if the Federal Reserve moves interest rates still higher.”

The non-cash adjustments to the balance sheet referenced above consisted of adjustments to tax asset, tax liability, and goodwill accounts. The tax account adjustments resulted from a comprehensive review of estimated federal and state expected tax liabilities. The goodwill adjustments, totaling $415,000, were associated with two of Firstbank’s real estate subsidiaries. All goodwill associated with Gladwin Land Company, Inc. was eliminated as the appraisal business declined significantly with the end of the mortgage refinance boom. Additional goodwill write-down occurred in the 55% owned C. A. Hanes brokerage business as volatility in that business has caused it to lag original expectations. The impact of these non-cash balance sheet adjustments on net income was to increase net income by $45,000, or less than $0.01 per share, in the fourth quarter of 2004. Although the adjustments affected federal income tax expense recorded for the fourth quarter of 2004, for 2005 the relationship of federal income tax to income before federal income taxes (the effective tax rate) should be in line with the first three quarters of 2004.

Firstbank maintained its focus on managing costs in 2004. For the year, total non-interest expense of $28,361,000 included $780,000 due to the non-cash balance sheet goodwill and tax account adjustments in the fourth quarter. Other Non-interest Expense also included $205,000 to pay audit firms for additional internal and external audit work, including first-year implementation and ongoing procedures, needed to meet the requirements of the Sarbanes Oxley Act. This was a cost in 2004 that was not incurred in prior years, and Firstbank plans to seek ways to reduce this cost in future years. Excluding these amounts, total non-interest expense decreased 5.2% from 2003. Salaries and employee benefits were 3.0% less in 2004 compared to 2003 despite increasing costs of health care benefits. Occupancy and equipment expenses increased 3.8% primarily due to improvements and additions to certain retail facilities.

While costs were being contained, revenues progressed. Net interest income of $32,383,000 in 2004 increased 2.4% from the level in 2003, overcoming the additional funding cost associated with the share repurchase and self-tender offer strategies. Although the nearly 70% decline in mortgage gains helped cause total non-interest income to decline 36.7%, non-interest income excluding security gains and real estate businesses increased 3.1%.

Primarily as a result of the self tender offer, shareholders’ equity decreased 15.1% during 2004. To further enhance its capital structure, during the fourth quarter of 2004, as previously announced, Firstbank raised $10 million through a private offering of trust preferred securities. The trust preferred securities were issued by a special purpose trust subsidiary as part of a pooled transaction. This capital is shown on the December 31, 2004, balance sheet as Subordinated Debt in accordance with generally accepted accounting principles. The ratio of average equity to average assets stood at 9.0% in the fourth quarter of 2004, compared to 11.1% in the fourth quarter of 2003.

Firstbank’s mortgage servicing portfolio grew to $473.1 million as of December 31, 2004, from $472.5 million at September 30, 2004, and increased 1.9% from $464.4 million at December 30, 2003.

Firstbank’s asset quality measures remained strong. The ratio of non-performing loans to loans was 0.28% as of December 31, 2004, compared to 0.37% at September 30, 2004, and 0.22% at December 31, 2003. Net charge-offs in 2004 were $620,000, or 0.09% as a percentage of average loans, compared to $459,000, or 0.08% as a percentage of average loans in 2003. These measures of asset quality remain at low levels and continue to be at levels considered in the industry to be favorable. During 2004, positive developments and pay downs related to a small number of credits, as disclosed previously, required Firstbank to reduce reserves related to these specific loans. These positive developments were the primary factors that resulted in provision for loan losses for 2004 to be a negative $425,000 compared to a positive $550,000 in 2003.

Firstbank Corporation, headquartered in Alma, Michigan is currently a five bank financial services company with assets of $806 million and 35 banking offices located in central and northeast Michigan. Bank subsidiaries include: Firstbank — Alma; Firstbank (Mt. Pleasant); Firstbank — West Branch; Firstbank - Lakeview; and Firstbank — St. Johns. Other corporate affiliates include 1st Armored, Inc.; 1st Title; Gladwin Land Company, Inc.; and C. A. Hanes Realty, Inc. Investment services are available through affiliations with CB Wealth Management N.A., MML Investors Services, Inc., and Raymond James Financial Services Inc.

This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this press release the words “anticipate,” “believe,” “expect,” “potential,” “should,” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future business growth, increases in interest rates and positioning of balance sheets to benefit net interest margins and earnings. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

FIRSTBANK CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands except per share data)
UNAUDITED

	Three months Ended:			Twelve Months Ended:

	Dec 31 2004	Sep 30 2004	Dec 31 2003	Dec 31 2004	Dec 31 2003

Interest and fees on loans	$10,734	$10,378	$10,047	$41,350	$40,989
Investment securities
Taxable	442	449	399	1,654	1,818
Exempt from federal income tax	248	234	254	952	1,035
Short term investments	50	30	44	136	387

Total interest income	11,474	11,091	10,744	44,092	44,229

Interest expense:
Deposits	1,951	1,878	1,812	7,430	8,533
Notes payable and other	1,157	1,097	1,000	4,279	4,065

Total interest expense	3,108	2,975	2,812	11,709	12,598

Net interest income	8,366	8,116	7,932	32,383	31,631
Provision for loan losses	80	(374)	105	(425)	550

Net interest income after provision for loan losses	8,286	8,490	7,827	32,808	31,081

Noninterest income:
Gain on sale of mortgage loans	565	467	515	2,663	8,560
Service charges on deposit accounts	731	730	630	2,813	2,534
Gain on sale of securities	33	10	381	54	390
Mortgage servicing	(13)	34	64	(55)	(1,100)
Other	1,125	1,182	1,083	4,575	5,494

Total noninterest income	2,441	2,423	2,673	10,050	15,878

Noninterest expense:
Salaries and employee benefits	4,052	3,888	4,012	15,719	16,198
Occupancy and equipment	987	986	912	3,865	3,725
Amortization of intangibles	76	76	76	304	336
FDIC insurance premium	21	21	21	85	90
Other	2,772	2,008	1,740	8,388	8,546

Total noninterest expense	7,908	6,979	6,761	28,361	28,895

Income before federal income taxes	2,819	3,934	3,739	14,497	18,064
Federal income taxes	364	1,277	1,226	4,139	6,008

Net Income	$2,455	$2,657	$2,513	$10,358	$12,056

Fully Tax Equivalent Net Interest Income	$8,475	$8,249	$8,005	$32,865	$32,271

Per Share Data:
Basic Earnings	$0.46	$0.48	$0.42	$1.83	$2.03
Diluted Earnings	$0.45	$0.47	$0.41	$1.79	$1.97
Dividends Paid	$0.20	$0.20	$0.18	$0.79	$0.71

Performance Ratios:
Return on Average Assets*	1.21%	1.33%	1.30%	1.32%	1.58%
Return on Average Equity*	13.5%	13.8%	11.7%	13.0%	14.5%
Net Interest Margin (FTE) *	4.52%	4.44%	4.51%	4.47%	4.50%
Book Value Per Share+	$13.74	$13.43	$14.47	$13.74	$15.20
Average Equity/Average Assets	9.0%	9.6%	11.1%	10.1%	10.9%

Net Charge-offs	293	64	112	620	459
Net Charge-offs as a % of Average Loans^*	0.18%	0.04%	0.07%	0.09%	0.08%

* Annualized
+ Period End
^ Total loans less loans held for sale

FIRSTBANK CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
UNAUDITED

	Dec 31 2004	Sep 30 2004	Dec 31 2003

ASSETS

Cash and cash equivalents:
Cash and due from banks	$23,715	$31,087	$27,442
Short term investments	2,057	4,136	5,703

Total cash and cash equivalents	25,772	35,223	33,145

Securities available for sale	72,471	63,327	70,731
Federal Home Loan Bank stock	5,359	5,303	4,929
Loans:
Loans held for sale	1,969	434	4,160
Portfolio loans:
Commercial	110,261	110,726	112,263
Commercial real estate	225,372	223,307	203,080
Residential mortgage	231,213	223,808	204,806
Real estate construction	47,920	50,682	55,160
Consumer	54,491	56,871	57,557
Credit card	1,830	1,832	2,587

Total portfolio loans	671,087	667,226	635,453
Less allowance for loan losses	(10,581)	(10,795)	(11,627)

Net portfolio loans	660,506	656,431	623,826

Premises and equipment, net	17,658	17,860	18,103
Goodwill	4,466	4,880	4,880
Other intangibles	2,395	2,471	2,698
Other assets	15,503	12,873	14,028

TOTAL ASSETS	$806,099	$798,802	$776,500

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

Deposits:
Noninterest bearing accounts	106,208	111,165	102,296
Interest bearing accounts:
Demand	177,067	182,221	181,642
Savings	100,277	101,048	95,395
Time	219,715	207,514	188,221

Total deposits	603,267	601,948	567,554

Securities sold under agreements to
repurchase and overnight borrowings	39,100	36,021	47,069
FHLB Advances and notes payable	71,430	81,462	67,255
Subordinated Debt	10,310	0	0
Accrued interest and other liabilities	9,163	8,305	8,878

Total liabilities	733,270	727,736	690,756

SHAREHOLDERS' EQUITY
Preferred stock; no par value, 300,000
shares authorized, none issued
Common stock; 10,000,000 shares authorized *	64,713	56,662	75,591
Retained earnings	7,816	13,740	9,187
Accumulated other comprehensive income	300	664	966

Total shareholders' equity	72,829	71,066	85,744

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$806,099	$798,802	$776,500

* Common stock shares issued and outstanding	5,299,708	5,289,895	5,924,419

Asset Quality Ratios:
Non-Performing Loans / Loans^	0.28%	0.37%	0.22%
Non-Perf. Loans + OREO / Loans^ + OREO	0.42%	0.43%	0.26%
Non-Performing Assets / Total Assets	0.35%	0.36%	0.21%
Allowance for Loan Loss as a % of Loans^	1.58%	1.62%	1.83%
Allowance / Non-Performing Loans	568%	438%	822%

Quarterly Average Balances:
Total Portfolio Loans^	$663,475	$661,813	$615,474
Total Earning Assets	$746,814	$741,979	$714,907
Total Shareholders' Equity	$72,021	$76,450	$85,028
Total Assets	799,688	793,781	763,503
Diluted Shares Outstanding	5,420,497	5,665,732	6,105,735

^ Total Loans less loans held for sale